Exhibit 21.1
MARATHON PETROLEUM CORPORATION
LIST OF SUBSIDIARIES
as of December 31, 2018

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
	2Go Tesoro Company	Delaware
	631 South Main Street Development LLC	Delaware
*	Andeavor Field Services LLC	Delaware
*	Andeavor Gathering I LLC	Delaware
	Andeavor LLC	Delaware
*	Andeavor Logistics CD LLC	Delaware
*	Andeavor Logistics LP	Delaware
*	Andeavor Logistics Rio Pipeline LLC	Delaware
*	Andeavor Midstream Partners GP LLC	Delaware
*	Andeavor Midstream Partners LP	Delaware
*	Andeavor Midstream Partners Operating LLC	Delaware
*	Andeavor MPL Holdings LLC	Delaware
	Andeavor Rio Holdings LLC	Delaware
	Andeavor Servicios de Mexico, S. de R.L. de C.V.	Mexico
	Ascarate Group LLC	Delaware
*	Ascension Pipeline Company, LLC	Delaware
*	Asphalt Terminals LLC	Delaware
*	Bakken Pipeline Investments LLC	Delaware
	BEH Holding LLC	Delaware
	Blanchard Holdings Company LLC	Delaware
	Blanchard Pipe Line Company LLC	Delaware
	Blanchard Refining Company LLC	Delaware
*	Blanchard Terminal Company LLC	Delaware
	Bonded Oil Company	Delaware
	Buckeye Assurance Corporation	Vermont
*	Canton Refining Logistics LLC	Delaware
	Carson Cogeneration LLC	Delaware
*	Catlettsburg Refining Logistics LLC	Delaware
	Catlettsburg Refining, LLC	Delaware
*	Centennial Pipeline LLC	Delaware
*	Centrahoma Processing LLC	Delaware
	Cincinnati BioRefining Corp.	Delaware
	Cincinnati Renewable Fuels LLC	Delaware
	Ciniza Production Company	New Mexico
*	Combustibles Playa Rosarito, S.A. de C.V.	Mexico
*	Crowley Blue Water Partners LLC	Delaware
*	Crowley Coastal Partners, LLC	Delaware
*	Crowley Ocean Partners LLC	Delaware
*	Crowley Tanker Charters III, LLC	Delaware
*	Crowley Tankers II, LLC	Delaware
*	Crowley Tankers IV, LLC	Delaware
*	Crowley Tankers V, LLC	Delaware
*	Dakota Access Holdings LLC	Delaware
*	Dakota Access Truck Terminals, LLC	Delaware
*	Dakota Access, LLC	Delaware
	Dakota Prairie Refining, LLC	Delaware

*	Delaware Basin Residue, LLC	Delaware
*	Detroit Refining Logistics LLC	Delaware
	Dial Oil Co., LLC	New Mexico
*	Eastern Gulf Crude Access, LLC	Delaware
	Empire Oil Co.	California
*	Enchi Corporation	Delaware
*	Energy Transfer Crude Oil Company, LLC	Delaware
*	ETCO Holdings LLC	Delaware
*	Explorer Pipeline Company	Delaware
*	Galveston Bay Refining Logistics LLC	Delaware
*	Garyville Refining Logistics LLC	Delaware
	Giant Four Corners, LLC	Delaware
	Giant Industries, Inc.	Delaware
	Giant Stop-N-Go of New Mexico, LLC	New Mexico
	Gold Star Maritime Company	Delaware
*	Gravcap, Inc.	Delaware
	Gray Oak Gateway Holdings LLC	Delaware
*	Gray Oak Pipeline, LLC	Delaware
*	Green Bay Terminal Corporation	Wisconsin
*	Green River Processing, LLC	Delaware
*	Guilford County Terminal Company, LLC	North Carolina
	Hardin Assurance Ltd.	Bermuda
	Hardin Street Holdings LLC	Delaware
*	Hardin Street Marine LLC	Delaware
*	Hardin Street Transportation LLC	Delaware
*	Illinois Extension Pipeline Company, L.L.C.	Delaware
	Interior Fuels Company	Alaska
*	Jefferson Gas Gathering Company, L.L.C.	Delaware
*	Johnston County Terminal, LLC	Delaware
	Kenai LNG LLC	Delaware
	Kenai Pipe Line Company	Delaware
*	Lincoln Pipeline LLC	Delaware
*	LOCAP LLC	Delaware
*	LOOP LLC	Delaware
	Marathon Canada Marketing, Ltd.	Delaware
	Marathon Carbon Management LLC	Delaware
	Marathon Petroleum Company Canada, Ltd.	Alberta
	Marathon Petroleum Company LP	Delaware
	Marathon Petroleum Foundation, Inc.	Texas
	Marathon Petroleum Logistics Services LLC	Delaware
	Marathon Petroleum Service Company	Delaware
	Marathon Petroleum Supply LLC	Delaware
	Marathon Petroleum Trading Canada LLC	Delaware
	Marathon Pipe Line Company	Nevada
*	Marathon Pipe Line LLC	Delaware
	Marathon PrePaid Card LLC	Ohio
	Marathon Refining Logistics Services LLC	Delaware
	Marathon Renewable Fuels Corp.	Delaware
	Marathon Renewable Supply LLC	Delaware
*	MarEn Bakken Company LLC	Delaware
*	MarkWest Agua Blanca Pipeline, L.L.C.	Delaware
*	MarkWest Blackhawk, L.L.C.	Texas
*	MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware

*	MarkWest Delaware Basin Gas Company, L.L.C.	Delaware
*	MarkWest EMG Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
*	MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
*	MarkWest Energy Finance Corporation	Delaware
*	MarkWest Energy Operating Company, L.L.C.	Delaware
*	MarkWest Energy Partners, L.P.	Delaware
*	MarkWest Energy South Texas Gas Company, L.L.C.	Delaware
*	MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
*	MarkWest Gas Services, L.L.C.	Texas
*	MarkWest Hydrocarbon, L.L.C.	Delaware
*	MarkWest Javelina Company, L.L.C.	Texas
*	MarkWest Javelina Pipeline Company, L.L.C.	Texas
*	MarkWest Liberty Bluestone, L.L.C.	Delaware
*	MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
*	MarkWest Liberty Gas Gathering, L.L.C.	Delaware
*	MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
*	MarkWest Liberty NGL Pipeline, L.L.C.	Delaware
*	MarkWest Mariner Pipeline, L.L.C.	Delaware
*	MarkWest Michigan Pipeline Company, L.L.C.	Michigan
*	MarkWest New Mexico, L.L.C.	Texas
*	MarkWest Ohio Fractionation Company, L.L.C.	Delaware
*	MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
*	MarkWest Panola Pipeline, L.L.C.	Texas
*	MarkWest Pinnacle, L.L.C.	Texas
*	MarkWest Pioneer, L.L.C.	Delaware
*	MarkWest Pipeline Company, L.L.C.	Texas
*	MarkWest PNG Utility, L.L.C.	Texas
*	MarkWest POET, L.L.C.	Delaware
*	MarkWest Power Tex, L.L.C.	Texas
*	MarkWest Ranger Pipeline Company, L.L.C.	Delaware
*	MarkWest Texas PNG Utility, L.L.C.	Texas
*	MarkWest Tornado GP, L.L.C.	Delaware
*	MarkWest Utica EMG, L.L.C.	Delaware
*	MarkWest Utica Operating Company, L.L.C.	Delaware
*	Midwest Connector Capital Company LLC	Delaware
*	Minnesota Pipe Line Company, LLC	Delaware
	MPC Finance Co.	Delaware
	MPC Investment Fund, Inc.	Delaware
	MPC Investment LLC	Delaware
	MPC Trade Receivables Company LLC	Delaware
	MPL Investment LLC	Delaware
*	MPL Investments, Inc.	Delaware
*	MPL Louisiana Holdings LLC	Delaware
*	MPLX DAPLETCO Holdings LLC	Delaware
*	MPLX Fuels Distribution LLC	Delaware
	MPLX GP LLC	Delaware
	MPLX Logistics Holdings LLC	Delaware
*	MPLX LP	Delaware
*	MPLX Operations LLC	Delaware
*	MPLX Ozark Pipe Line LLC	Delaware
*	MPLX Pipe Line Holdings LLC	Delaware
*	MPLX Refining Logistics LLC	Delaware
*	MPLX Terminal and Storage LLC	Delaware

*	MPLX Terminals LLC	Delaware
*	MPLXIF LLC	Delaware
*	Mt. Airy Terminal LLC	Delaware
*	Mule Sidetracks, L.L.C.	Delaware
*	Mule Tracts, L.L.C.	Delaware
*	Muskegon Pipeline LLC	Delaware
	MW Logistics Services LLC	Delaware
*	MWE GP LLC	Delaware
*	Navajo Convenient Stores Co., LLC	New Mexico
	Niles Properties LLC	Delaware
*	North Dakota Pipeline Company LLC	Delaware
	Northern Tier Bakery LLC	Delaware
	Northern Tier Energy GP LLC	Delaware
	Northern Tier Energy LLC	Delaware
	Northern Tier Energy LP	Delaware
	Northern Tier Finance Corporation	Delaware
	Northern Tier Oil Transport LLC	Delaware
	Northern Tier Retail Holdings LLC	Delaware
	Northern Tier Retail LLC	Delaware
	Ocean Tankers LLC	Delaware
*	Ohio Condensate Company, L.L.C.	Delaware
*	Ohio Gathering Company, L.L.C.	Delaware
*	Ohio River Pipe Line LLC	Delaware
*	Oil Insurance Limited	Bermuda
*	Panola Pipeline Company, LLC	Texas
*	PFJ Southeast LLC	Delaware
*	PNAC, LLC	Nevada
*	Port Everglades Environmental Corp.	Florida
	Redland Vision, LLC	Delaware
*	Rendezvous Gas Services, L.L.C.	Wyoming
*	Rendezvous Pipeline Company, LLC	Colorado
*	Resource Environmental, L.L.C.	Delaware
	Ridgewood Association	Texas
	Ridgewood Insurance Company	Vermont
	Rio Hub LLC	Delaware
*	Robinson Refining Logistics LLC	Delaware
	RW Land Company	Delaware
	San Juan Refining Company, LLC	New Mexico
*	Sherwood Midstream Holdings LLC	Delaware
*	Sherwood Midstream LLC	Delaware
	South Houston Green Power, LLC	Delaware
*	South Texas Gateway Terminal LLC	Delaware
	Speedway LLC	Delaware
	Speedway of Massachusetts LLC	Massachusetts
	Speedway Petroleum Corporation	Delaware
	Speedway Prepaid Card LLC	Ohio
	Speedway.com LLC	Delaware
	Speedy Prepaid Services Inc.	New Hampshire
	St. Paul Park Refining Co. LLC	Delaware
	Starvin Marvin, Inc.	Delaware
	SuperAmerica Franchising LLC	Delaware
	SWTO LLC	Delaware
	Tahoe Merger Sub 2, LLC	Delaware

	Tesoro Alaska Company LLC	Delaware
*	Tesoro Alaska Pipeline Company LLC	Delaware
*	Tesoro Alaska Terminals LLC	Delaware
	Tesoro Aviation Company	Delaware
	Tesoro Canada Supply & Distribution Ltd.	British Columbia
	Tesoro Companies, Inc.	Delaware
	Tesoro Environmental Resources Company	Delaware
	Tesoro Far East Maritime Company	Delaware
*	Tesoro Great Plains Gathering & Marketing LLC	Delaware
	Tesoro Great Plains Holdings Company LLC	Delaware
*	Tesoro Great Plains Midstream LLC	Delaware
*	Tesoro High Plains Pipeline Company LLC	Delaware
	Tesoro Insurance Holding Company	Delaware
*	Tesoro Logistics Finance Corp.	Delaware
	Tesoro Logistics GP, LLC	Delaware
*	Tesoro Logistics Northwest Pipeline LLC	Delaware
*	Tesoro Logistics Operations LLC	Delaware
*	Tesoro Logistics Pipelines LLC	Delaware
	Tesoro Maritime Company	Delaware
	Tesoro Mexico Supply & Marketing, S. de R.L. de C.V.	Mexico
	Tesoro Northstore Company	Alaska
	Tesoro Panama Company, S.A.	Panama/Delaware
	Tesoro Petroleum (Singapore) Pte. Ltd.	Singapore
	Tesoro Refining & Marketing Company LLC	Delaware
	Tesoro Renewables Company LLC	Delaware
*	Tesoro Savage Petroleum Terminal LLC	Delaware
	Tesoro Sierra Properties, LLC	Delaware
	Tesoro SoCal Cogen Company LLC	Delaware
*	Tesoro SoCal Pipeline Company LLC	Delaware
	Tesoro South Coast Company, LLC	Delaware
	Tesoro Trading Company	Delaware
	Tesoro Wasatch, LLC	Delaware
	Tesoro West Coast Company, LLC	Delaware
*	The Andersons Albion Ethanol LLC	Ohio
*	The Andersons Clymers Ethanol LLC	Ohio
*	The Andersons Marathon Ethanol LLC	Delaware
*	Three Rivers Gathering, LLC	Delaware
	Trans-Foreland Pipeline Company LLC	Delaware
	Treasure Card Company LLC	Arizona
	Treasure Franchise Company LLC	Delaware
	Uinta Express Pipeline Company LLC	Delaware
*	Uintah Basin Field Services, L.L.C.	Delaware
	Virent Renewables Holding Company LLC	Delaware
	Virent Renewables LLC	Delaware
	Virent, Inc.	Delaware
*	Watson Cogeneration Company	California
*	West Relay Gathering Company, L.L.C.	Delaware
	Western Refining Company, L.P.	Delaware
	Western Refining Conan Gathering Holdings, LLC	Delaware
*	Western Refining Conan Gathering, LLC	Delaware
	Western Refining de Mexico, S. de R.L. de C.V.	Mexico
*	Western Refining Delaware Basin Storage, LLC	Delaware
	Western Refining GP, LLC	Delaware

*	Western Refining Logistics GP, LLC	Delaware
*	Western Refining Logistics, LP	Delaware
	Western Refining LP, LLC	Delaware
*	Western Refining Pipeline, LLC	New Mexico
*	Western Refining Product Transport, LLC	Delaware
	Western Refining Retail, LLC	Delaware
	Western Refining Southwest, Inc.	Arizona
*	Western Refining Terminals, LLC	Delaware
	Western Refining Texas Retail Services, LLC	Texas
	Western Refining TRS I, LLC	Texas
	Western Refining TRS II, LLC	Texas
*	Western Refining Wholesale, LLC	Delaware
	Western Refining Yorktown Holding Company	Delaware
	Western Refining Yorktown, Inc.	Delaware
	Western Refining, Inc.	Delaware
	Williston Basin Pipe Line LLC	Delaware
*	WIP, LLC	Indiana
	WNR Mexico 1, LLC	Delaware
	WNR Mexico 2, LLC	Delaware
*	WNRL Energy GP, LLC	Delaware
*	WNRL Energy, LLC	Delaware
*	WNRL Finance Corp.	Delaware
*	Wolverine Pipe Line Company	Delaware
*	Woodhaven Cavern LLC	Delaware
	York River Fuels, LLC	Delaware

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Petroleum Corporation.